SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                          THE GAP, INC.
       (Name of Registrant as Specified in Its Charter)

                          THE GAP, INC.
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(iii), 14a-6(i)(1), or 14a-
     6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and
     0-11.

       1) Title of each class of securities to which transaction applies:

       2)      Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       4)      Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

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Notes:


                                      G A P

                               M A Y   2 3,  1 9 9 5


To Our Stockholders:

       The Annual Meeting of Stockholders of The Gap, Inc. will be held at the Ritz-Carlton Hotel, San Francisco, California, on Tuesday, May 23, 1995 at 2:00 P.M., for the following purposes:

         1.    To elect a Board of Directors;

         2.    To consider and act upon the Company's Employee Stock
               Purchase Plan;

         3. To consider and act upon an amendment to the Company's Executive Management Incentive Cash Award Plan;

         4. To consider and act upon the selection by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending on February 3, 1996; and

         5. To transact such other business as may properly come before the meeting.

       The foregoing items of business are more fully described in the Proxy Statement following this Notice.

       Only stockholders of record at the close of business on March 27, 1995, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

       A copy of the Company's annual report is being mailed with this proxy statement to stockholders entitled to notice of this meeting.

                                    By Order of the Board of Directors,



                                    Anne B. Gust
                                    Secretary

April 21, 1995


THE GAP, INC.

ONE HARRISON
SAN FRANCISCO, CALIFORNIA 94105

PROXY STATEMENT

       This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Gap, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on May 23, 1995 at 2:00 P.M. at the Ritz-Carlton Hotel in San Francisco, and at any adjournment thereof. This statement and the enclosed form of proxy were first sent to stockholders on or about April 21, 1995.

                                THE PROXY

       The persons named as proxyholders were selected by the Board of Directors of the Company and are officers of the Company.

       All proxies will be voted, or an abstention or withholding recorded, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted:

       FOR the election of directors nominated by the Board of Directors;

       FOR the approval of the Employee Stock Purchase Plan;

       FOR the approval of an amendment to the Executive Management Incentive Cash Award Plan; and

       FOR the approval of the selection by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending February 3, 1996.

       All expenses in connection with the solicitation of the enclosed proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners, will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, fax or in person.

       A stockholder giving the enclosed proxy may revoke it at any time prior to its exercise by a written revocation delivered to the Company, by a subsequent proxy, or by attending the Annual Meeting and voting in person.

                       VOTING SECURITIES AND VOTING RIGHTS

       The only outstanding voting securities of the Company are its shares of Common Stock, of which 143,900,233 shares were outstanding at the close of business on March 27, 1995. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. Each stockholder is entitled to one vote per share on each matter submitted to the meeting.

       The holders of a majority of the outstanding shares of the Common Stock of the Company, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

       Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector(s) appointed for the meeting and will determine whether or not a quorum is present. The election inspector(s) will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                        BENEFICIAL OWNERSHIP OF SHARES

       The following table sets forth certain information as of March 27, 1995, to indicate beneficial ownership by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director and nominee and each executive officer named in the Summary Compensation Table; and (iii) all directors and executive officers of the Company, as a group, of the Common Stock of the Company. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

                                         Amount Beneficially        Percent
Name of Beneficial Owner                         Owned              of Class

Adrian D. P. Bellamy . . . . . . . . . .           0                   <F11>
John G. Bowes. . . . . . . . . . . . . .     181,200                   <F11>
Patricia DeRosa. . . . . . . . . . . . .     133,768 <F1><F2>          <F11>
Millard S. Drexler . . . . . . . . . . .   3,814,827 <F3><F2>         2.6%
Donald G. Fisher . . . . . . . . . . . .  33,607,091 <F4>            23.3%<F4>
Doris F. Fisher  . . . . . . . . . . . .  33,607,091 <F4>            23.3%<F4>
Robert J. Fisher . . . . . . . . . . . .   6,079,424 <F5>             4.2%
Lucie J. Fjeldstad . . . . . . . . . . .           0                   <F11>
William A. Hasler. . . . . . . . . . . .         500                   <F11>
John M. Lillie . . . . . . . . . . . . .       1,000 <F6>              <F11>
Richard M. Lyons . . . . . . . . . . . .     116,224 <F7><F2>          <F11>
Charles R. Schwab. . . . . . . . . . . .       2,541 <F8>              <F11>
Brooks Walker, Jr. . . . . . . . . . . .      73,300 <F9>              <F11>
All directors and executive
  officers as a group (17 persons)        50,247,219 <F10><F2>        34.9%


<F11>  Indicates ownership of less than 1% of the outstanding shares of the
       Company's Common Stock.
<F1>   Includes 25,900 shares which Ms. DeRosa has the right to acquire within 60 days after March 27, 1995 upon exercise of stock options. Also included are 90,000 shares owned jointly by Ms. DeRosa and her spouse and 820 shares held for the benefit of her minor children.
<F2>   Includes shares as to which restrictions have not lapsed which were granted under the Company's Restricted Stock Plan, and shares held by the executive officer in his or her retirement account under the GapShare Plan, a retirement plan that qualifies under Section 401(k) of the Internal Revenue Code of 1986, as amended.
<F3>   Includes 120,000 shares which Mr. Drexler has the right to acquire within 60 days after March 27, 1995 upon exercise of stock options.
<F4>   Donald G. Fisher and Doris F. Fisher, who are husband and wife, are the founders of the Company, directors, and, respectively, the Chairman and Chief Executive Officer of, and a merchandising consultant to, the Company. Their address is the same as that shown for the Company on the first page of this Proxy Statement. In the table shown above, 33,607,091 shares beneficially owned by Donald G. Fisher and Doris F. Fisher are reflected as being beneficially owned by each of them; therefore, the number of shares and percentage of class reflected for each of them should not be added in determining the actual number of shares or percentage owned by both of them. Of the shares shown as owned by each of them, 31,809,259 shares, representing 22.1% of the Company's Common Stock, are held in The Donald and Doris Fisher 1991 Revocable Trust, of which they are trustees. The remainder of the shares are held in various trusts and foundations of which they are trustees. The shares shown as owned by each of them exclude an aggregate of 18,202,054 shares beneficially held by family members, as to which shares Mr. and Mrs. Fisher each disclaim any beneficial interest.
<F5>   Includes 50,900 shares which Robert Fisher has the right to acquire within 60 days after March 27, 1995 upon exercise of stock options, and shares as to which restrictions have not lapsed which were granted under the Company's Restricted Stock Plan. Also included are 70,000 shares held jointly by Mr. Robert Fisher and his spouse, 15,814 shares owned by his spouse and 23,285 shares held by Robert Fisher as trustee for his nieces and nephews.
<F6>   Represents shares held under the Lillie Family Living Trust, for which
       Mr. Lillie and his wife share voting and investment power.
<F7>   Includes 10,800 shares which Mr. Lyons has the right to acquire within
       60 days after March 27, 1995 upon exercise of stock options. Also included are 16,700 shares owned jointly by Mr. Lyons and his spouse, and 500 shares held for the benefit of his minor children.
<F8>   Includes 500 shares owned by Mr. Schwab's spouse.
<F9>   Includes 30,000 shares owned by the Brooks Walker, Jr. Charitable
       Remainder Trust, of which Mr. Walker is the trustee and over which he has sole voting and investment rights.
<F10>  Includes 319,500 shares which certain directors and executive officers have the right to acquire within 60 days after March 27, 1995 upon exercise of stock options.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

                       NOMINEES FOR ELECTION AS DIRECTORS

       Except for Mr. Bellamy and Ms. Fjeldstad, who were appointed to the Board of Directors on April 5, 1995 and March 21, 1995, respectively, all directors were elected at the Annual Meeting held in 1994. Directors will be elected at the Annual Meeting to serve until the next Annual Meeting and until their successors are elected. The Board of Directors proposes to nominate the eleven current directors. In the absence of instructions to the contrary, shares represented by the proxy will be voted for the election of all such nominees to the Board of Directors. The Board of Directors has no reason to believe that any of these nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the proxies will be voted for the election of such other person to the office of director as the Board of Directors may recommend in place of such nominee. Set forth below is certain information concerning the nominees which is based on data furnished by them.

    Name, Age, Principal Occupation                                Served as
      During Past Five Years and                                    Director
          Other Information                                          Since

Adrian D. P. Bellamy, 53                                              1995
  Former Chairman and Chief Executive Officer of DFS Group Limited, specialty retailer. Director of Starbucks Corporation, gourmet coffee retailer.

John G. Bowes, 66 <F12><F13>                                          1974
  Former Chairman of Kransco Group Companies, manufacturer of recreational products.

Millard S. Drexler, 50                                                1983
  President of the Company since 1987 and Chief Operating Officer of the Company since 1993; Chief Executive Officer of Banana Republic,
  Inc. since 1988; Chief Executive Officer of the Gap Division since
  1987.  Director of Williams-Sonoma, Inc., specialty retailer.

Donald G. Fisher, 66 <F14><F15>                                       1969
  Chairman and Chief Executive Officer of the Company; Director of
  Ross Stores, Inc., clothing retailer; Director of The Charles
  Schwab Corporation, discount securities brokerage; and Director of AirTouch Communications, telecommunications company.

Doris F. Fisher, 63 <F15>                                             1969
  Merchandising consultant to the Company.

Robert J. Fisher, 40 <F16>                                            1990
  Executive Vice President and Chief Financial Officer of the
  Company since 1993; Executive Vice President and Chief Operating
  Officer of the Company, 1992-1993; President of Banana Republic,
  Inc., 1989-1992.

Lucie J. Fjeldstad, 51 <F13><F14>                                     1995
  President, Video and Networking, Tektronix, Inc., electronics company, since 1995. President, Fjeldstad International, consulting company, from 1993 to 1995. Vice President and General Manager, Multimedia, IBM, from 1992 to 1993; and Vice President, IBM, and President, Multimedia and Education Division, IBM, from 1990 to
  1992.  Director of KeyCorp Ohio, bank holding company; Director of
  Entergy   Corp. DE, utility holding company; Director of Recognition
  International, Inc., imaging systems manufacturer; and Director of Bolt Beranek & Newman, Inc., manufacturer of computer support systems.

William A. Hasler, 53 <F12><F13><F14>                                 1991
  Dean, Haas Graduate School of Business, University of California, Berkeley since 1991. Vice Chairman, Management Consulting, KPMG
  Peat Marwick from 1986 to 1991. Director of Tenera MLP, information services company; Director of Aphton, Inc., biotechnology pharmaceutical company; Director of ESCAgenetics, Inc., biotechnology company; and Director of Teknekron
  Communication Systems, communications technology company. Governor of the Pacific Stock Exchange.

John M. Lillie, 58 <F12><F13><F14>                                    1992
  Chairman and Chief Executive Officer of American President
  Companies, Ltd., transportation company, since 1992. President and Chief Operating Officer of American President Companies,
  Ltd., 1990-1991. General Partner of Sequoia Associates, private investment firm, 1989-1990. Director of Vons Companies, supermarket chain.

Charles R. Schwab, 57 <F12><F14>                                      1986
  Chairman and Chief Executive Officer of The Charles Schwab
  Corporation, discount securities brokerage. Director of Transamerica Corporation, insurance and financial services company; and Director of AirTouch Communications, telecommunications company.

Brooks Walker, Jr., 67 <F12><F13><F14>                                1972
  General Partner, Walker Investors, venture capital investment partnership.  Director of Pope & Talbot, Inc., manufacturer of wood products; and Director of AT&T Capital Corporation,
  equipment leasing and financing company.
____________________________

<F12>        Member of the Audit and Finance Committee.
<F13>        Member of the Compensation and Stock Option Committee.
<F14>        Member of the Corporate Governance Committee.
<F15>        Donald G. Fisher and Doris F. Fisher are husband and wife.
<F16>        Robert J. Fisher is the son of Donald G. and Doris F. Fisher.

                      INFORMATION ABOUT THE BOARD OF DIRECTORS
                             AND COMMITTEES OF THE BOARD

       The Board of Directors has three standing committees: the Audit and Finance Committee and the Compensation and Stock Option Committee, both of which are composed of directors who are not employees of the Company, and the Corporate Governance Committee, which is made up of five non-employee directors and one employee director.

       The functions of the Audit and Finance Committee are to recommend the engagement of the Company's independent auditors; to review with them the plan, scope and results of their audit for each year; to review with the Company's internal auditors the plan, scope and results of their operations; and to consider and review other matters relating to the financial and accounting affairs of the Company. This committee is composed exclusively of directors who are, in the opinion of the Board of Directors, free from any relationship that will interfere with the exercise of independent judgment as a committee member. The present members of the Audit and Finance Committee are Messrs. Bowes, Hasler, Lillie, Schwab and Walker (who is Chairman).

       The functions of the Compensation and Stock Option Committee are to review and approve salaries and other forms of compensation for all corporate and divisional officers; to approve the guaranteeing or granting of loans to certain corporate and divisional officers under the Company's Relocation Loan Plan; to grant stock options and restricted stock to selected employees under the Company's stock plans; and to make awards under the Company's management incentive plans to key employees. This committee is composed exclusively of directors who have not been eligible to receive stock options or awards under such plans (except for predetermined, formula-based awards, as described below) for a period of at least one year prior to membership on the committee. The present members of the Compensation and Stock Option Committee are Mr. Bowes (who is Chairman), Ms. Fjeldstad, and Messrs. Hasler, Lillie, and Walker.

      The functions of the newly-created Corporate Governance Committee are to make recommendations to the Board on all matters concerning corporate governance and directorship practices, including the qualifications of officers, directors, candidates for election as directors, the size, composition, compensation and function of the Board of Directors, the functions and duties of the committees of the Board, the effectiveness and procedures of the Board, and succession planning for important Company functions. The present members of the Corporate Governance Committee are Mr. Donald Fisher (who is Chairman), Ms. Fjeldstad, and Messrs. Hasler, Lillie, Schwab and Walker.

       During the last fiscal year, the Board of Directors held six meetings, the Audit and Finance Committee held two meetings, the Compensation and Stock Option Committee held two meetings, and the Corporate Governance Committee, which was created at the end of the fiscal year, did not hold any meetings. Except for Messrs. Bowes and Lillie, no directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held while they were members, and (ii) the total number of meetings held by all Committees of the Board on which they were members.

                         COMPENSATION OF DIRECTORS

       The Company does not pay director fees to directors who are employees of the Company or any affiliated company. Directors who are not employees of or consultants to the Company do not receive any form of direct remuneration other than as described below. In addition, travel expenses to attend meetings of the Board of Directors are reimbursed by the Company. All directors are eligible to receive discounts on Company merchandise.

       Each director of the Company who is not an employee receives director's fees in the form of an annual retainer of $36,000 per year, payable quarterly, which is diminished by $2,500 for each Board and/or Committee meeting day missed.

       Under the Company's Amended and Restated 1981 Stock Option Plan, non-employee directors are eligible to receive stock options according to a pre-determined formula, as follows: (i) at the time of appointment as director, each new non-employee director automatically receives an option to purchase 5,000 shares at the then-current fair market value; and (ii) on the first business day after the date of the annual meeting of stockholders, each continuing or newly appointed non-employee director automatically receives an option to purchase 1,000 shares at the then-current fair market value. The options normally become exercisable three years after the date of grant.

       The Non-Employee Director Retirement Plan is an unfunded deferred compensation plan which sets mandatory retirement from service on the Board at age 72 and provides for annual benefits if a director has served on the Board for five consecutive years and is still a director at age 72. The annual benefit payable to an eligible retired director is equal to 75% of the annual retainer fee in effect at the time of the director's retirement. The duration of these annual payments equals the number of years that the director served on the Board. If the director dies before the maximum payment period expires, payments will continue for the life of his or her surviving spouse, or until the end of the maximum payment period, whichever is sooner.

       In fiscal 1994, Doris Fisher received $24,000 for merchandising services rendered in the course of her employment with the Company. As a Company employee, Mrs. Fisher participates in all benefits which the Company makes available to all its employees generally.

       Information concerning the executive officers of the Company is set forth in the Company's annual report on Form 10-K for the fiscal year ended January 28, 1995.

                          EXECUTIVE COMPENSATION

       The following table sets forth compensation paid to, earned by or awarded to the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the periods presented. The footnotes to the table provide additional information concerning the Company's compensation and benefit programs.

                       Summary Compensation Table

                                                               Long-Term Compensation
                                    Annual Compensation                   Awards


                                                           Other    Restricted  Securities     All
                                                           Annual     Stock     Underlying    Other
Name and                  Fiscal                        Compensation  Awards      Options  Compensation
Principal Position         Year   Salary($)    Bonus($)   ($)<F17>   ($)<F18>    (#)<F19>   ($)<F20>
Donald G. Fisher,          1994   1,450,662     715,000    32,085       N/A         N/A      9,606
 Chairman and Chief        1993   1,397,808   1,082,000       -         N/A         N/A      9,259
 Executive Officer         1992   1,325,211           0       -         N/A         N/A      7,190

Millard S. Drexler,        1994   1,449,731     715,000    22,490           0     19,300     7,616
 President and Chief       1993   1,396,907   1,082,500       -             0     19,300     8,882
 Operating Officer         1992   1,324,691           0       -    40,250,000     15,000     7,190

Robert J. Fisher,          1994     600,940     297,675       -             0     14,000     9,296
 Executive Vice President  1993     570,904     450,000       -       566,250     14,000     7,852
 Chief Financial Officer   1992     475,786      50,000       -             0     10,200     8,945

Richard M. Lyons,          1994     581,324     288,000       -             0     14,000     9,717
 Executive Vice President, 1993     463,115     400,000       -     1,269,375     14,000     9,415
 Gap, Inc.                 1992     336,091     100,000       -             0      3,600     9,017
 & President, Gap Division

Patricia DeRosa,           1994     544,305     150,000       -             0     14,000     9,401
 President, GapKids        1993     518,884     335,101       -       566,250     14,000     9,102
 Division                  1992     438,305      50,000       -             0     10,200     8,879

_________________________________________

<F17>  While the named executive officers enjoy certain perquisites, for fiscal years 1992, 1993 and 1994 these did not exceed the lesser of $50,000 or 10% of each officer's salary and bonus. The amounts listed for Messrs. Donald Fisher and Drexler represent above-market earnings on deferred compensation payable during the fiscal year but deferred at their election under the Company's Executive Capital Accumulation Plan.

<F18>  Donald Fisher does not participate in the Company's restricted stock plan. No named executive received a restricted stock award in fiscal 1994. As of the end of fiscal 1994, the aggregate restricted stock holdings for the named executives consisted of 3,705,000 shares worth $120,412,500 at the then-current fair market value (as represented by the closing price of the Company's Common Stock on January 28, 1995), without giving effect to the diminution of value attributable to the restrictions on such stock. Such amount included $113,750,000 for Mr. Drexler (3,500,000 shares), $1,950,000 for Robert Fisher (60,000 shares), $2,762,500 for Mr. Lyons (85,000 shares), and $1,950,000 for
       Ms. DeRosa (60,000 shares). Dividends are paid on the restricted shares to the extent payable on the Company's Common Stock generally. No shares granted to the named executives vest in less than three years from the date of grant.

<F19>  Donald Fisher does not participate in the Company's stock option plan.

<F20>  These amounts represent the Company's contributions to the Company's
       GapShare Plan for fiscal year 1994 and 1993. For fiscal year 1992, the amounts represent the Company's contributions to the Company's GapShare Plan and Supplemental Executive Retirement Plan ("SERP"). The non-qualified SERP was discontinued on December 31, 1993 and the Company made no contributions under the SERP to the named executives in 1993.

       The following two tables set forth certain information regarding stock options granted to, exercised by and held by the executive officers named in the foregoing Summary Compensation Table.

                                       Option Grants In Last Fiscal Year

                                    Individual Grants
                      Number of                                                 Potential Realizable Value at
                      Securities   Percent of Total                             Assumed Annual Rates of Stock
                      Underlying   Options Granted    Exercise or                    Price Appreciation for
                       Options     to Employees in     Base Price   Expiration          Option Term<F24>
Name               Granted(#)<F21>   Fiscal Year      ($/Sh)<F22>    Date<F23>       5%($)         10%($)
Donald G. Fisher         N/A             N/A              N/A           N/A        N/A             N/A
Millard S. Drexler     19,300           1.7%           $45.1875      3/22/2002     $416,398      $997,345
Robert J. Fisher       14,000           1.2%           $45.1875      3/22/2002     $302,050      $723,463
Richard M. Lyons       14,000           1.2%           $45.1875      3/22/2002     $302,050      $723,463
Patricia DeRosa        14,000           1.2%           $45.1875      3/22/2002     $302,050      $723,463

__________________________________________

<F21>       All options granted in fiscal 1994 are exercisable in full three years from date of grant. Under the terms of the Company's Amended and Restated 1981 Stock Option Plan, the Compensation and Stock Option Committee retains discretion, subject to plan limits, to modify the terms of outstanding options. Donald Fisher does not participate in the Company's stock option plan.

<F22>       All options were granted at market value (average of high and low stock prices for the Company's Common Stock as reported in the Western edition of The Wall Street Journal) at date of grant.

<F23>       All options granted in fiscal 1994 were granted for a term of eight years, subject to termination 90 days following termination of employment in certain events.

<F24>       Realizable values are reported net of the option exercise
            price but before any income taxes that the executives may have to pay. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock's current market value) set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock as well as the optionholder's continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term (eight years from date of grant) to exercise the option. The amounts reflected in this table may not be achieved.

                                                   Aggregated Option Exercises in Last Fiscal Year
                                                          and Fiscal Year End Option Values

                                                                Number of               Value of
                                                          Securities Underlying        Unexercised
                                                               Unexercised            In-the-Money
                   Shares Acquired                        Options at FY-End(#)      Options at FY-End ($)
Name               On Exercise (#)   Value Realized($)  Exercisable/Unexercisable Exercisable/Unexercisable<F25>
Donald G. Fisher <F26>       N/A             N/A             N/A          N/A           N/A          N/A
Millard S. Drexler         40,000         792,500          120,000      38,600      1,999,219      80,819
Robert J. Fisher                0               0           50,900      28,000        550,109      58,625
Richard M. Lyons           14,400         408,850           10,800      28,000         57,375      58,625
Patricia DeRosa             5,600         165,900           25,900      28,000        125,109      58,625


<F25>       Represents the difference between the closing price of the company's Common Stock on January 28, 1995 and the exercise price of the options.

<F26>       Donald Fisher does not participate in the Company's stock
            option plan.


    EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

           The Company has an employment agreement with Mr. Drexler, which provides that Mr. Drexler's employment can only be terminated for cause. In addition, the agreement provides: (i) in the event of termination of employment by either party, that Mr. Drexler can require the Company to repurchase his San Francisco residence for an amount equal to his federal income tax basis in the residence plus an amount calculated to reflect the average increase in value of certain New York City properties during the period from November 1983 to the date of repurchase; (ii) in the event Mr. Drexler's employment with the Company is terminated within stated time periods of a change of control of the Company (defined to include an acquisition of shares of the Company having a majority of the votes that can be cast for election of directors or an event resulting in a change of a majority of the members of the Board of Directors), that he is entitled to receive an amount equal to two times his then current annual salary; and (iii) in the event Mr. Drexler voluntarily terminates his employment with the Company on less than twelve months' prior notice, that he must pay the Company $100,000 as liquidated damages for each month less than twelve.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            The Compensation and Stock Option Committee of the Board of Directors consists of Messrs. Bowes, Hasler, Lillie and Walker, all of whom are outside directors. Mr. Lillie is the Chairman and Chief Executive Officer of American President Companies, Ltd., whose foreign and domestic subsidiaries furnish consolidation and distribution services to the Company. A total of $8,932,019 was paid by the Company to these entities during fiscal 1994 for these services.

       COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation and Stock Option Committee of the Board of Directors is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The Committee is comprised of the members named below, all of whom are non-employee Directors.

Compensation Philosophy

      The general philosophy of the Company's compensation program, which has been reviewed and approved by the Committee, is to offer employees competitive compensation based both on the Company's performance and on the individual's contribution and performance. Corporate and divisional performance are evaluated by reviewing the extent to which financial and strategic goals are met, including such factors as profitability, asset management, sales growth and expense control. These performance criteria are reviewed each year to ensure that they are consistent with the Company's mission and
strategies.   Individual performance is evaluated by reviewing
organizational and management development progress against set objectives and the degree to which teamwork and Company values are fostered.

      The Company's compensation policies are intended to motivate and reward highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals, and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

      There are three main components in the Company's executive compensation program:

           -           Base Salary
           -           Annual Incentives
           -           Long-Term Incentives

Base Salary

      Executive officers' salaries have been targeted at or above the average rates paid by competitors to enable the Company to attract, motivate, reward and retain highly skilled executives. The Committee believes that the historical growth in the Company's revenues, stores and profitability has made the Company a target for other companies seeking key executives and that, therefore, these rates are necessary to retain key employees. The Committee reviews and approves salaries for the Chief Executive Officer and the executive officers on an annual basis, generally in the first quarter.

      The Committee believes that the market for retailing executives, and thus the relevant competitive data, includes a broader group of companies than that shown in the stock price performance graph presented in this proxy statement on page 12. Thus, in reviewing the 1994 salaries for executive officers, the Committee examined salary increase surveys for specialty retail and general industry groups which were prepared by national consulting companies (e.g., The Hay Group, Wyatt, William Mercer, Coopers & Lybrand and ACA). The Committee approved average salary increases of 5.5% for all employees, which were in line with the averages reflected in these surveys. In addition, individual base salaries of executive officers were reviewed and adjusted based on actual individual job performance and/or changes in the position's duties and responsibilities. In making salary decisions, the Committee exercised its discretion and judgment based on these factors. No specific formula was applied to determine the weight of each factor.

      For fiscal year 1994, individual adjustments in base pay for four of the five executive officers named in this proxy statement ranged from 3.5% to 5.2%, which is below the 5.5% average salary increase guideline set for all of the Company's employees. The amounts reported in the Summary Compensation Table for these executives appear to represent increases greater than 5.5% over 1993 salaries because it is the Company's practice to implement new salary levels during the first quarter but not at the beginning of any given fiscal year. The remaining named executive officer received a 20% salary increase, due to the record performance (in terms of sales and earnings increases) of the division this executive heads.

      Donald Fisher's base salary for fiscal year 1994 was $1,460,000, representing a salary increase of 3.5% over fiscal 1993. Again, this increase was below the 5.5% average salary increase guideline for all employees. In setting the Chief Executive Officer's 1994 salary, the Committee considered equally the Company's 1993 results and Mr. Fisher's individual performance and contribution. The Company's 1993 performance (including record sales and a 23% earnings increase) was judged by the Committee to be excellent. Among Mr. Fisher's individual contributions to the Company were his leadership role in achieving its three strategic priorities for the year (profitability through inventory control management and expense control, sales productivity through merchandise creativity, and long-term growth through communication and people development) while continuing to build the Company's global brand. In making its salary decision with respect to Mr. Fisher, the Committee exercised its discretion and judgment based on the above factors, and no specific formula was applied to determine the weight of each factor.

Annual Incentive Bonus

      Annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company.

      To carry out this philosophy, the Company has implemented a performance-based Executive Management Incentive Cash Award Plan (Executive MICAP), in which executive officers are measured solely on Company performance targets. There is no individual performance measurement for executive officers in the plan. As a pay-for-performance plan, the Executive MICAP is intended to motivate and reward executive officers by directly linking the amount of any cash bonus to specific corporate and/or divisional financial goals. Specific measurements are chosen each year among earnings, sales growth and volume, return on assets, and/or return on equity; and threshold, target and maximum payout levels are established to reflect the Company's objectives. These goals and the potential amounts of executive officer bonuses are reviewed and approved by the Committee in the first quarter of each year. Under the 1994 guidelines adopted by the Committee, executive officers were eligible to receive between 16.7% and 75% of their salary as a bonus, depending on actual earnings performance compared to target
earnings goals set for each division.   Actual bonus amounts are
calculated within this range pursuant to a set formula which takes into account the growth potential of a division, the extent to which earnings goals were achieved, and the grade level of the officer.

      The performance-based philosophy underlying the Executive MICAP is illustrated by the bonus payments made in fiscal 1992, when the Company's performance fell short of the goals set by the
Committee: in that year, the Chief Executive Officer and the President received no bonuses and bonuses received by the other named executive officers aggregated $200,000. Conversely, in 1993, when the Company exceeded the goals set by the Committee and achieved record operating profits, all executive officers were paid the maximum level of bonuses.

      The Company's 1994 performance (including a sales increase of 13% and an earnings increase of 24%) was judged by the Committee to be right within the target levels. As a result, the Chief Executive Officer and other named executive officers received annual incentive bonuses for 1994 which aggregated $2,166,475 and which were at target levels.

      The Chief Executive Officer was eligible to receive between 16.7% and 75% of his base salary as a bonus under the 1994 guidelines adopted by the Committee. The actual bonus received by Mr. Fisher was 49% of his base salary.

      The Committee believes that the Executive MICAP program provides an excellent link between earnings performance and the incentives paid to executives.

Long-Term Incentives

      The Company utilizes both stock options and restricted stock as long-term incentives to reward and retain employees. The Committee believes that these programs serve to link management and stockholder interests and to motivate executive officers to make long-term decisions that are in the best interests of the Company and that will, over the long run, give the best return to stockholders. The Committee also believes that executive officers and other key employees should have significant ownership of the Company's stock. Notably, all executive officers as a group own approximately 35% of the outstanding shares of Common Stock. In particular, Mr. Donald Fisher, the Company's founder and Chief Executive Officer, owns jointly with his wife Doris Fisher approximately 23% of the outstanding shares.

      The Chief Executive Officer does not participate in the stock option or restricted stock plans.

Stock Option Plan

      With respect to executive officers, stock options are normally granted on an annual basis, usually in the first quarter.
Generally, stock options vest three years after the grant date and employees must be employed by the Company at the time of vesting in order to exercise the options. The Committee believes that stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. Granted at the fair market value on the date of grant, the Company's stock options are tied to the future performance of the Company's stock and will provide value to the recipient only when the price of the Company's stock increases above the option grant price, that is, only to the extent that stockholders as a whole have benefitted.

      In order to determine the appropriate number of options to be granted to its executive officers, the Company relied on competitive guidelines prepared by an independent outside compensation consultant based on practices for a wide array of companies in a large number of industries. The consultant was solely responsible for the criteria used to select the companies included in the comparison group. The calculations underlying these guidelines are based on the grant value of the option (i.e., number of shares times the exercise price) in relation to the employee's salary and performance level. The Company's actual 1994 option grants to executive officers were in line with those ranges. The size of each grant was based on a range of potential shares (high, medium, low) for each eligible employee's salary level. Actual shares awarded were based on the score obtained by eligible employees on their yearly individual performance evaluation. No consideration was given to the amount of shares previously granted to executive officers.

Restricted Stock Plan

      The Company's restricted stock grants are also a part of its long-term incentives. Restricted stock awards have been granted from time to time under the Company's restricted stock plan. Generally, restrictions on the shares lapse in three to five years from the grant date and the employee must still be employed by the Company on the date the restrictions lapse in order to receive the stock. The Committee utilizes these awards to attract new key executives, to recognize and reward current executive officers for special individual accomplishments, and to retain high-performing officers and key employees by financially linking them to future employment with the Company.

      The ultimate value of any restricted stock received will vary based both on dividends which may be paid and on the value of the stock at the time when shares vest. Restricted stock awards build stock ownership and provide a long-term focus since the stock is restricted from being sold, transferred or assigned, and is forfeitable.

      During fiscal 1994, no grants of restricted stock were made to the executives named in this proxy statement pursuant to the Committee's determination to study the impact of Section 162(m) of the Internal Revenue Code on the Company's Restricted Stock Plan and to evaluate possible alternatives. Enacted in 1993, Section 162(m) generally disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1,000,000 in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Committee continues to consider possible alternatives and, pending the outcome of these deliberations, may decide to grant restricted stock to the named executives without the Plan being qualified under Section 162(m).

Impact of Section 162(m) of the Internal Revenue Code

      The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on its compensation plans and has determined that it is the Company's preference to qualify to the maximum extent possible its executives' compensation for deductibility under applicable tax laws. Except for the Restricted Stock Plan, all other compensation plans qualify for deductibility under Section 162(m).

      In addition, to allow for full deductibility of base salaries, those Named Executive Officers whose base salaries exceed the $1,000,000 limit have in the past deferred that portion of their compensation above the limit under either or both of the Company's nonqualified deferred compensation plans, the Executive Capital Accumulation Plan and the Executive Deferred Compensation Plan.

                                             John G. Bowes (Chairman)
                                             William A. Hasler
                                             John M. Lillie
                                             Brooks Walker, Jr.


                           PERFORMANCE GRAPH

      The graph below compares the percentage changes in the Company's cumulative total stockholder return<F27> on its Common Stock for the five-year period ended January 28, 1995, with the cumulative total return of the S&P 500 Index and the Dow Jones Retailers - All Specialty Index.

The following chart represents data points on the performance graph which appears in the printed version of this proxy.

                 1990     1991    1992    1993    1994    1995
The Gap, Inc.     100      185     466     305     377     293
Dow Jones         100      117     166     192     182     189
S&P 500           100      108     133     147     166     167


<F27>  Total return assumes quarterly reinvestment of dividends.


                 OTHER REPORTABLE TRANSACTIONS

      The Company has an agreement with Fisher Development, Inc. ("FDI"), which is wholly owned by Robert S. Fisher, the brother of Donald G. Fisher, the Chairman, Chief Executive Officer and a principal stockholder of the Company. The agreement, which is reviewed annually by the Audit and Finance Committee of the Board of Directors, sets forth the terms under which FDI may act as general contractor in connection with the Company's construction activities. During the 1994 fiscal year, FDI supervised the construction of new store leasehold improvements for 159 stores, expansions of 79 stores, and remodels of existing stores and administrative offices. The total cost of such construction was $142,791,424, including profit and overhead costs of $10,737,615 paid by the Company to FDI relating to this construction.

      Robert J. Fisher and William S. Fisher, adult sons of Donald G. and Doris F. Fisher, are employed as: Executive Vice President and Chief Financial Officer of the Company; and President, International Division of the Company, respectively. Robert J. Fisher is also a director of the Company. William S. Fisher was paid a salary and bonus of $501,092 during the 1994 fiscal year; Company contributions to his account under GapShare for fiscal year 1994 amounted to $7,777.

      Comparable transactions with the persons described above are expected to continue during the current fiscal year.

      On February 6, 1995, the Company repurchased from Millard S. Drexler 250,000 shares of Common Stock which had been granted to Mr. Drexler on February 23, 1988 under the Management Incentive Restricted Stock Plan II and which were part of a total of 500,000 shares vesting on February 6, 1995. The purchase price was $33.75, the average between the high and the low price reported on the New York Stock Exchange for the Company's stock on that day, for a total purchase price of $8,437,500.

  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New
York Stock Exchange.   Officers, directors and greater than ten
percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 30, 1994 to January 28, 1995, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Schwab's wife reported on a Form 4 one late transaction which occurred in May 1991 and involved the acquisition of 500 shares of Common Stock.

                           PROPOSAL NO. 2
                      PROPOSED ADOPTION OF THE
                     EMPLOYEE STOCK PURCHASE PLAN

      The Employee Stock Purchase Plan ("ESPP") was adopted by the Board of Directors in October 1994 to encourage all employees to become stockholders and to provide both a meaningful employment benefit as well as an incentive to improved performance.

      The ESPP entitles employees who elect to participate to invest between 1% and 15% of their base salary toward the semi-annual purchase of shares of the Company's Common Stock. The price charged to participants at the end of each six-month period will equal 85% of the closing price of the Company's stock on the New York Stock Exchange Composite Transaction Index ("NYSE CTI") on the purchase date or 85% of the closing price of the Company's stock on the NYSE CTI at the beginning of the applicable plan year, whichever is less (the "Discounted Price"). (The plan year begins on June 1 and ends on the following May 31, except that the first plan year runs from December 1, 1994, to May 31, 1995.)

      The Company has reserved 2,000,000 shares of the Company's
Common Stock for purchase under the ESPP. As of March 27, 1995, no shares had been sold under the ESPP (because the first purchase date is not until May 31, 1995).

      The following summary of the principal features of the ESPP is qualified in its entirety by the full text of the ESPP, a copy of which is attached hereto as Exhibit A.

      The Plan became effective on December 1, 1994, and will remain in effect until terminated or amended by the Board of Directors, or insufficient shares remain available for purchase under the Plan.

      The ESPP is administered by the Retirement Committee, which is appointed by and serves at the discretion of the Board of Directors. The members of the Retirement Committee are employees of the Company. Subject to the terms of the ESPP, the Retirement Committee has exclusive authority to construe and interpret the ESPP, prescribe terms and provisions for participation, designate other subsidiaries of the Company which may participate in the ESPP, approve the number of shares which may be purchased through the ESPP, and make such other determinations which the Retirement Committee believes are necessary or advisable for administration of the ESPP.

      In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the ESPP and in the maximum number of shares subject to purchase under the ESPP.

      The Board of Directors may amend, alter or terminate the ESPP at any time. In the event the ESPP is terminated, the Board of Directors may elect to terminate all outstanding rights to purchase shares thereunder immediately or upon completion of the purchase of shares on the next applicable purchase date. If such rights to purchase are terminated prior to their expiration, all funds contributed to the ESPP that have not been used to purchase shares shall be returned to participating employees as soon as administratively feasible.

Eligibility

      Employees of the Company or a participating subsidiary are eligible to participate in the ESPP unless the employee is customarily scheduled to work less than five months in the calendar year, is an executive officer of the Company (as defined by Rule 16a-1 of the Securities Exchange Act of 1934), or upon enrollment owns or would have a right to acquire 5% or more of the Company's Common Stock. Approximately 42,000 employees are currently eligible to participate in the ESPP.

Enrollment and Contributions

      Eligible employees elect whether or not to enroll in the ESPP as of the first day of each plan year (the "Enrollment Date"). Employee contributions to the ESPP are made through payroll deductions. Participating employees may contribute from 1% to 15% (in whole percentages) of their base pay, and may increase or decrease the contribution percentage at any time by written notification to the Company's payroll department. At the end of the last business day in May and November, the employee's payroll deductions are used to purchase shares at the Discounted Price and share certificates are then delivered to a broker designated by the Retirement Committee to hold shares for the benefit of participants.

      Participation in the ESPP terminates when a participating employee's employment with the Company ceases for any reason (including death and disability). Participating employees may withdraw their contributions which are not yet used to purchase shares at any time by written notification to the Company's payroll department. As soon as administratively feasible after such termination of employment or cancellation of participation, accumulated payroll deductions which have not yet been used to purchase stock are refunded to the employee.

      The Retirement Committee may set a maximum number of shares which an employee may purchase pursuant to the ESPP during a 12-month enrollment period. Also, in no event may the aggregate purchases which an employee may make in any year exceed $25,000.

      The Company uses all proceeds from ESPP stock purchases for general corporate purposes.

Certain Federal Income Tax Effects

      United States taxpayers who participate in the ESPP are subject to federal taxation only upon sale (or other disposition) of shares purchased under the ESPP.

      For shares which are not disposed of until more than 24 months after the enrollment date under which the shares were purchased
(the "24-Month Period"), gain up to the amount of the 15% discount from the market price of the stock on the enrollment date is taxed as ordinary income. Any additional gain above this amount is taxed at long-term capital gain rates. Shares held for the same 24-Month Period and sold for less than the purchase price will receive long-term capital loss treatment. Shares sold within the 24-Month
Period are taxed at ordinary income tax rates on the amount of discount received from the stock's market price on the purchase date. An additional gain (or loss) is taxed to the stockholder as long-term or short-term capital gain (or loss), depending upon the holding period. The holding period begins on the purchase date.

      The Company receives a deduction for federal income tax purposes in the amount taxable to the employee as ordinary income when shares are disposed of by sale or gift within the 24-Month Period. The Company does not receive such a deduction for shares disposed of after the 24-Month Period.

Pro Forma Benefits for ESPP

      Given that the first purchases of shares under the ESPP will not occur until May 31, 1995, and that additional purchases will occur at the end of each subsequent six-month period thereafter, it is not possible to conclusively state the amount of benefits which will be paid under the ESPP in any year. Instead, the following table sets forth the amounts that would have been received by each of the following groups if the first purchase had occurred on March 31, 1995.

                       New Plan Benefits
                 Employee Stock Purchase Plan

                                                         Dollar       Number
Name and Position                                       Value ($)    of Units

Donald G. Fisher, Chairman and CEO                        <F28>        <F28>
Millard S. Drexler, President and COO                     <F28>        <F28>
Robert J. Fisher, Executive Vice President and CFO        <F28>        <F28>
Richard M. Lyons, Exec. Vice President - Gap, Inc.        <F28>        <F28>
  & President - Gap Division
Patricia DeRosa, President - GapKids Division             <F28>        <F28>
Executive Group                                           <F28>        <F28>
Non-Executive Director Group                              <F28>        <F28>
Non-Executive Officer Employee Group                  320,214<F29>  65,942<F29>
________________________________________________________________

<F28>   Not eligible to participate in the ESPP.

<F29>   These pro-forma calculations are based on an actual enrollment figure of 3,307 employees as of March 31, 1995. The dollar value is based on the assumption of a four-month purchase period (from December 1, 1994 through March 31, 1995) and a 15% discount applied to the lower of the price at December 1, 1994 ($32.375) or March 31, 1995 ($35.50), for a purchase price of $27.52 and a discount of $4.856 per share. The actual total amount of payroll deductions accumulated as of March 31, 1995 was $1,814,739, yielding a total amount of shares to be purchased of 65,942. The dollar value for this group of employees is calculated by multiplying the per-share discount amount ($4.856) by the number of shares to be purchased.

Required Vote

      Approval of the ESPP requires the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote at the Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN.

                              PROPOSAL NO. 3
                        PROPOSED AMENDMENT TO THE
             EXECUTIVE MANAGEMENT INCENTIVE CASH AWARD PLAN

      At the Annual Meeting there will be submitted to stockholders a proposal to approve an amendment to the Company's Executive Management Incentive Cash Award Plan ("Executive MICAP"). The Executive MICAP is intended to provide the Company's executive officers with financial incentives to meet and exceed pre-determined financial goals of the Company and its divisions. The Executive MICAP is intended to comply with Section 162(m) of the Internal Revenue Code.

      Under Section 162(m), the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its next four most highly compensated executive officers may be limited to the extent that it exceeds $1 million in any one year. However, the Company can continue to deduct compensation in excess of that amount if the compensation qualifies as "performance-based compensation" under Section 162(m).

      In order that the Company might continue to provide incentive compensation to its executive officers, and continue to receive a federal income tax deduction for the payment of such compensation, the Company's Board of Directors in March 1994 adopted the Executive MICAP, which is intended to comply with Section 162(m). The Company's stockholders approved the Executive MICAP at the 1994 Annual Meeting.

      In March 1995, the Board of Directors amended and restated the Executive MICAP, subject to the approval of the Company's stockholders. The primary changes to the Executive MICAP were to add six new financial performance measures which may be used in setting the performance goals which must be achieved in order for a bonus to be paid under the Executive MICAP. (Previously, the Executive MICAP contained only one such performance measure.) If approved at the Annual Meeting, the amended and restated Executive MICAP will replace the version of the Executive MICAP that was approved by the Company's stockholders in 1994.

      The following summary of the principal features of the amended and restated Executive MICAP is qualified in its entirety by the full text of the Executive MICAP, a copy of which is attached hereto as Exhibit B.

      Eligibility for the Executive MICAP is determined annually in the discretion of the Compensation and Stock Option Committee of the Company's Board of Directors (the "Committee"), which is responsible for the administration of the Executive MICAP. In selecting participants for the Executive MICAP, each year the Committee chooses from among the officers of the Company and its affiliates whose responsibilities significantly influence Company financial performance. For fiscal year 1995, the participants in the Executive MICAP are the five individuals named in the table below, and two of the Company's other executive officers. Participation in future years will be at the discretion of the Committee, but it currently is expected that a similar number of officers will participate each year.

      Under the Executive MICAP, cash awards are paid to eligible participants for the achievement of target goals for one or more of the following financial performance measures for the Company and/or its divisions: comparable store sales growth, earnings, return on equity, return on assets, sales volume, and/or total sales growth. Each of these measures is defined in the Plan. For each fiscal year, the Committee will set (1) the target bonuses for each participant, and (2) the financial performance goals which must be achieved prior to the payment of any bonuses. Target bonuses will be expressed as a percentage (not to exceed 100%) of the participant's base salary in effect at the time the Committee sets the performance goals for the fiscal year. The Committee may set performance goals which differ from participant to participant.
For example, the goals applicable to a participant for a given fiscal year may be based on either company-wide or divisional financial goal(s), as deemed appropriate by the Committee in light of the officer's specific responsibilities.

      A participant actually will be eligible to receive a bonus only if the target goals applicable to him or her are achieved. In setting the target bonuses and performance goals for a fiscal year, the Committee will establish threshold (minimum), target, and maximum payout bonus levels which will apply depending upon the actual level of performance that is achieved. The payout levels for differing performance results will be established by the Committee for each fiscal year, with payouts which increase as performance increases or decreases, depending upon the extent to which the pre-determined goals are achieved or exceeded. However, under no circumstances may the maximum bonus payable to any participant under the Executive MICAP for any fiscal year exceed $3 million. After the end of each fiscal year, and prior to any payment being made under the Executive MICAP, the Committee must certify in writing the extent to which the performance goals applicable to each participant were achieved or exceeded.

      Under the Executive MICAP, all bonuses are to be paid in cash. However, the Committee reserves the right to reduce (but not to increase) the bonuses which otherwise would be payable under the Executive MICAP for any fiscal year. Also, if a participant's employment with the Company or its affiliates is terminated prior to the end of a fiscal year, the Executive MICAP provides that he or she shall not be eligible for a bonus for that fiscal year.

      The Committee may amend the Executive MICAP at any time; however, in doing so, the requirements of Section 162(m) must be met in order that payments made to the Company's executive officers thereunder remain eligible as deductible compensation expense to the Company for federal tax purposes.

Pro Forma Benefits for Executive MICAP

      Given that payments under the Executive MICAP are determined by comparing the actual financial performance of the Company and its divisions to the annual targets established by the Committee, it is not possible to conclusively state the amount of benefits which will be paid under the Executive MICAP in any year. Instead, the following table sets forth the amounts that actually were received by each of the following persons and groups for fiscal year 1994 under the Executive MICAP, as previously approved by the Company's Board of Directors and stockholders. For fiscal 1994, awards were paid for the achievement of pre-determined goals for pre-tax income of the Company and its divisions. For fiscal 1995 and later years, awards, if any, will be paid for the achievement of goals using one or more of the six financial performance measures discussed above.


                         New Plan Benefits
            Executive Management Incentive Cash Award Plan

                                                      Dollar        Number
Name and Position                                    Value ($)     of Units

Donald G. Fisher, Chairman and CEO                    715,000         N/A
Millard S. Drexler, President and COO                 715,000         N/A
Robert J. Fisher, Executive Vice President and CFO    297,675         N/A
Richard M. Lyons, Exec. Vice President-Gap, Inc.      288,000         N/A
  and President-Gap Division
Patricia DeRosa, President-GapKids Division           150,000         N/A
Executive Group                                     2,460,475         N/A
Non-Executive Director Group                           <F30>          N/A
Non-Executive Officer Employee Group                   <F30>          N/A
_______________________________________________________

<F30>     Not eligible to participate in the Executive MICAP.


Required Vote

     The amendment of the Executive Management Incentive Cash Award Plan requires the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote at the Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE EXECUTIVE MANAGEMENT INCENTIVE CASH
AWARD PLAN.

                          PROPOSAL NO. 4
                 SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending February 3, 1996. Deloitte & Touche LLP has acted as auditors for the Company since 1972. Although action by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders of the Company. If the stockholders fail to approve the selection of such auditors, the Board of Directors will reconsider the selection.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE SELECTION OF DELOITTE & TOUCHE LLP AS
INDEPENDENT AUDITORS.

      Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders and available to make statements to, and respond to appropriate questions of, stockholders.

                             OTHER BUSINESS

      The Company's management is not aware of any other matters to come before the meeting. If any matter not mentioned herein is properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                        PROPOSALS OF STOCKHOLDERS

      Proposals of stockholders intended to be presented at the next annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting on or before December 29, 1995.

                               By Order of the Board of Directors,


                               Anne B. Gust
                               Secretary

EXHIBIT A

THE GAP, INC.
EMPLOYEE STOCK PURCHASE PLAN

1.         Purpose of the Plan

           The Gap, Inc. hereby establishes The Gap, Inc. Employee Stock Purchase Plan, effective as of December 1, 1994, in order to provide eligible employees of the Company and its participating
Subsidiaries with the opportunity to purchase Common Stock through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.

2.         Definitions

           2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific Section of the 1934 Act or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

           2.2  "Board" means the Board of Directors of the Company.

           2.3 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

           2.4 "Committee" shall mean the committee appointed by the Company's Chief Executive Officer to administer the Plan. The members of the Committee shall serve at the pleasure of the Chief Executive Officer. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. As of the effective date of the Plan, the members of the Committee shall consist of the Retirement Committee appointed under GapShare, the Company's "401(k)" plan.

           2.5  "Common Stock" means the common stock of the Company.

           2.6  "Company" means The Gap, Inc., a Delaware corporation.

           2.7 "Compensation" means a Participant's salary, wages commissions and overtime pay. A Participant's compensation shall not include any other type of remuneration.

           2.8 "Eligible Employee" means every Employee of an Employer, except (a) any Employee who is an officer of the Company (as defined in Rule 16a-1 promulgated under the 1934 Act), and (b) any Employee who, immediately after the grant of an option under the Plan, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code).

           2.9 "Employee" means an individual who is a common-law employee of any Employer, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. Notwithstanding the preceding sentence, the term "Employee" shall not include any individual who is classified as a "seasonal employee" (i.e., an employee whose customary employment is for not more than 5 months in any calendar year).

           2.10 "Employer" or "Employers" means any one or all of the Company and those Subsidiaries which, with the consent of the Board, have adopted the Plan.

           2.11 "Enrollment Date" means December 1, 1994, each June 1 of each subsequent year, and/or such other dates determined by the Committee (in its discretion) from time to time.

           2.12 "Grant Date" means any date on which a Participant is granted an option under the Plan.

           2.13 "Participant" means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 8 or Section 9.

           2.14 "Plan" means The Gap, Inc. Employee Stock Purchase Plan, as set forth in this instrument and as hereafter amended from time to time.

           2.15 "Purchase Date" means the last business day of May and November, or such other specific business days as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment
Date.

           2.16 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting options under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.         Shares Subject to the Plan

           3.1 Number Available. 2,000,000 shares of Common Stock are available for issuance pursuant to the Plan. Shares sold under the Plan may be newly issued shares or treasury shares.

           3.2 Adjustments. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Board may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

4.         Enrollment

           4.1 Participation. Each Eligible Employee may elect to become a Participant by enrolling or re-enrolling in the Plan effective as of any Enrollment Date. In order to enroll, an eligible employee must complete, sign and submit to the Company an enrollment form in such form as may be specified by the Committee from time to time. Any enrollment form received by the Company no later than seven (7) calendar days before an Enrollment Date shall be effective on that Enrollment Date, provided that the Committee, in its discretion, may (on a uniform and nondiscriminatory basis) specify an earlier or later deadline for the submission of enrollment forms. Any Participant whose option expires and who has not withdrawn from the Plan automatically will be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which his or her option expires.

           4.2 Payroll Withholding. On his or her enrollment form, each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation at a rate equal to any whole percentage from 1% to 15%, or such lesser percentage that the Committee may establish from time to time for all options to be granted on any Enrollment Date. A Participant may elect to increase or decrease his or her rate of payroll withholding
(effective as of any Enrollment Date) by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. A Participant may stop his or her payroll withholding by submitting a new enrollment form in accordance with such procedures as may be established by the Committee from time to time. In order to be effective, an enrollment form must be received by the Company no later than seven
(7) calendar days before the date elected for the change or cessation, provided that the Committee, in its discretion, may (on a uniform and nondiscriminatory basis) specify an earlier or later deadline for the submission of enrollment forms. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.

5.         Options to Purchase Common Stock

           5.1 Grant of Option. On each Enrollment Date on which the Participant enrolls or re-enrolls in the Plan, he or she shall be granted an option to purchase shares of Common Stock.

           5.2 Duration of Option. Each option granted under the Plan shall expire on the earliest to occur of (a) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date of such option, (b) such shorter option period as may be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date, or (c) the date on which the Participant ceases to be such for any reason. Until otherwise determined by the Committee for all options to be granted on an Enrollment Date, the period referred to in clause (b) in the preceding sentence shall mean (a) for options granted on December 1, 1994, the period from December 1, 1994, through May 31, 1995, and (b) for options granted on or after June 1, 1995, the period from the applicable Enrollment Date through the last business day of the May next following the Enrollment Date.

           5.3 Number of Shares Subject to Option. The number of shares available for purchase by each Participant under the option will be established by the Committee from time to time prior to an Enrollment Date for all options to be granted on such Enrollment
Date. Notwithstanding the preceding, an option (taken together with all other options then outstanding under this Plan and under all other similar employee stock purchase plans of the Employers) shall not give the Participant the right to purchase shares at a rate which accrues in excess of $25,000 of fair market value at the applicable Grant Dates of such shares (less the fair market value at the applicable Grant Dates of any shares previously purchased during such year under options which have expired or terminated) in any calendar year during which such Participant is enrolled in the Plan at any time.

           5.4 Other Terms and Conditions. Each option shall be subject to the following additional terms and conditions:

           (a) payment for shares purchased under the option shall be made only through payroll withholding under Section 4.2;

           (b) purchase of shares upon exercise of the option will be accomplished only in installments in accordance with Section 6.1;

           (c) the price per share under the option will be determined as provided in Section 6.1; and

           (d) the option in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Committee shall determine from time to time in its discretion.

6.         Purchase of Shares

           6.1 Exercise of Option. On each Purchase Date, the funds then credited to each Participant's account shall be used to purchase whole shares of Common Stock. Any cash remaining after whole shares of Common Stock have been purchased shall be carried forward in the Participant's account for the purchase of shares on the next Purchase Date. The price of the shares purchased under any option shall be 85% of the lower of:

           (a) the closing price of Common Stock on the Grant Date for such option on the New York Stock Exchange Composite Transactions
Index; or

           (b) the closing price of Common Stock on the Purchase Date on the New York Stock Exchange Composite Transactions Index.

           6.2 Crediting of Shares. Shares purchased on any Purchase Date shall be delivered to a broker designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system. Although the Participant may direct the broker to sell such shares at any time (subject to applicable securities laws), the shares may not be transferred to another broker or to any other person (including the Participant) until 24 months after the Grant Date of the option with which the shares were purchased.

           6.3 Exhaustion of Shares. If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Any funds that cannot be applied to the purchase of shares due to over-enrollment shall be refunded to the Participants (without interest).

7.         Withdrawal

           7.1 Withdrawal. A Participant may withdraw from the Plan by submitting a completed enrollment form to the Company. A withdrawal will be effective only if it is received by the Company at least seven (7) calendar days before the proposed date of withdrawal, provided that the Committee, in its discretion, may specify (on a uniform and nondiscriminatory basis) an earlier or later deadline for the submission of enrollment forms. When a withdrawal becomes effective, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (without interest).

8.         Cessation of Participation

           8.1 Termination of Status as Eligible Employee. A Participant shall cease to be a Participant immediately upon the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant's payroll contributions shall cease and all amounts then credited to the Participant's account shall be distributed to him or her (without interest). Notwithstanding the preceding sentence, if the Participant's termination is not entered into the Company's payroll system in sufficient time to prevent the purchase of shares on the next Purchase Date, the amounts then credited to the Participant's account shall be used to purchase whole shares of Common Stock, with any remaining amount refunded to the Participant (without interest).

9.         Designation of Beneficiary

           9.1  Designation.   Each Participant may, pursuant to such
uniform and nondiscriminatory procedures as the Committee may specify from time to time, designate one or more Beneficiaries to receive any amounts credited to the Participant's account at the time of his or her death. Notwithstanding any contrary provision of this Section 10, Sections 10.1 and 10.2 shall be operative only after (and for so long as) the Committee determines (on a uniform and nondiscriminatory basis) to permit the designation of Beneficiaries.

           9.2 Changes. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the designation or revocation is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations.

           9.3  Failed Designations.    If a Participant dies without
having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant's Account shall be payable to his or her estate.

10.        Administration

           10.1 Plan Administrator. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan.

           10.2 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

           10.3 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

           (a) To interpret and determine the meaning and validity of the provisions of the Plan and the options and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or the options;

           (b) To determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan;

           (c) To cause an account or accounts to be maintained for each Participant;

           (d) To determine the time or times when, and the number of shares for which, options shall be granted;

           (e) To establish and revise an accounting method or formula for the Plan;

           (f) To designate a broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated broker;

           (g) To determine the status and rights of Participants and their Beneficiaries or estates;

           (h) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

           (i) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

           (j) To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;

           (k) To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan.

           10.4 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

           10.5 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers, except any stamp duties or transfer taxes applicable to the purchase of shares may be charged to the account of each Participant. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but brokerage fees for the resale of shares by a Participant shall be borne by the Participant.

           10.6 Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own account under the Plan.

           10.7 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee and the Board, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

11.        Amendment, Termination and Duration

           11.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all amounts then credited to Participants' accounts which have not been used to purchase shares shall be returned to the Participants (without interest) as soon as administratively practicable.

           11.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 12.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.

12.        General Provisions

           12.1 Participation by Subsidiaries. One or more Subsidiaries of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and (b) to the Committee to administer and interpret the Plan. Any Subsidiary may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer.

           12.2 Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant's interest in the Plan is not transferable pursuant to a domestic relations order.
The preceding shall not affect the Participant's right to direct the sale or transfer of shares that have been allocated to the Participant's account at the broker designated by the Committee
(subject to the provisions of the Plan).

           12.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

           12.4 Requirements of Law. The granting of options and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Committee may determine are necessary or appropriate.

           12.5 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of options, the purchase of shares, nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

           12.6 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiary, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employers who is thereunto duly authorized by the Employers.

           12.7 Construction and Applicable Law. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Any provision of the Plan which is inconsistent with Section 423 of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of California (excluding California's conflict of laws provisions).

           12.8 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience, and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

EXHIBIT B

THE GAP, INC.
EXECUTIVE MANAGEMENT INCENTIVE CASH AWARD PLAN
(March 21, 1995 Amendment and Restatement)

1.         Purpose of the Plan

           The purpose of the Executive Management Incentive Cash Award Plan (the "Plan") is to provide financial incentives for certain of the Company's officers to meet and exceed the Company's annual financial goals. The Plan is intended to qualify as "performance-based compensation" under Code Section 162(m).

2.         Definitions

           2.1 "Affiliated Company" means any company controlling, controlled by, or under common control with the Company.

           2.2 "Award" means a cash award pursuant to the provisions of the Plan.

           2.3 "Base Salary" means as to a Fiscal Year, a Participant's actual salary rate in effect on the Determination Date. Such salary shall be before (1) deductions for taxes and benefits, and
(2) deferrals of compensation pursuant to Company-sponsored plans.

           2.4 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

           2.5 "Committee" means the Compensation and Stock Option Committee of the Company's Board of Directors, or any other
Committee appointed by the Board pursuant to Section 3 of the Plan.

           2.6    "Company" means The Gap, Inc., a Delaware corporation.

           2.7 "Comparable Store Sales Growth" means the Company's or a division's net sales growth for the Fiscal Year in excess of the prior year from stores open more than one year.

           2.8 "Determination Date" means as to a Fiscal Year, the earlier of (1) the first business day in April of such Fiscal Year, or (2) the latest date possible which will not jeopardize the Plan's qualification as "performance-based compensation" under Code section 162(m).

           2.9 "Earnings" shall mean either: (i) operating income of the Company or one of its divisions for a given fiscal year less certain allocated expenses (e.g., headquarters, distribution centers, etc.); or (ii) income before taxes; determined in accordance with Generally Accepted Accounting Principles, provided that prior to the Determination Date the Committee shall determine whether any significant non-recurring items or adjustments should be excluded from the calculation.

           2.10 "Fiscal Year" means the 1995 fiscal year of the Company and each succeeding fiscal year of the Company.

           2.11 "Officer" means an officer (whether or not a member of the Company's Board of Directors) employed by the Company or any Affiliated Company.

           2.12 "Participant" means as to any Fiscal Year, an Officer who has been selected by the Committee for participation in the Plan for such Fiscal Year.

           2.13 "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its sole discretion) to be applicable to a Participant for a Fiscal Year. As determined by the Committee, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement using one or more of the following measures: (a) Comparable Store Sales Growth, (b) Earnings, (c) Return on Equity, (d) Return on Assets,
(e) Sales Volume, and (f) Total Sales Growth.  The Performance
Goals may differ from Participant to Participant, and may apply on a company-wide or divisional basis, as deemed appropriate by the Committee (in its sole discretion) in light of the Participant's specific responsibilities.

           2.14 "Return on Equity" means the Company's or a division's Earnings expressed as a percentage of average shareholders' equity.

           2.15 "Return on Assets" means the Company's or a division's Earnings expressed as a percentage of average assets.

           2.16 "Sales Volume" means the average total sales volume per store of the Company or one of its divisions for the Fiscal Year, determined in accordance with Generally Accepted Accounting
Principles.

           2.17 "Termination of Employment" means the time when the employee-employer relationship between the Participant and the Company and its Affiliated Companies is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death, permanent disability, retirement, or the disaffiliation of an Affiliated Company, but excluding any such termination where there is a simultaneous reemployment by either the Company or one of its Subsidiaries or Affiliated Companies.

           2.18 "Total Sales Growth" means the Company's or a division's net sales growth for the Fiscal Year in excess of the prior year.

3.         Administration of the Plan

           3.1 The Plan shall be administered by the Committee, which shall consist of no fewer than two members of the Company's Board of Directors, who shall be appointed and serve at the pleasure of the Company's Board of Directors. No member of the Company's Board of Directors who is not an "outside director" under Code section
162(m) shall serve on the Committee.

           3.2 Subject to the provisions of the Plan, the Committee shall have exclusive authority to select the Plan Participants, and to determine the target Award levels, the times when Awards will be granted, and the Performance Goals which must be achieved prior to payment of any Awards. For each Fiscal Year, all actions by the Committee shall be taken by the Determination Date.

           3.3 The Committee shall have all discretion and authority necessary or appropriate to administer the Plan, including, but not limited to, the power to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in the administration of the Plan, and such determination shall be final and binding upon all persons having an interest in the Plan.

           3.4 A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present or any action taken without a meeting by a writing executed by a majority of the Committee shall constitute the act of the Committee.

           3.5 All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinion, or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made with respect to the Plan, unless such action, determination, or interpretation constitutes criminal misconduct, willful negligence or demonstrates bad faith, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

4.         Eligibility and Participation

           The Plan is designed for Officers whose responsibilities significantly influence Company results. Participants shall be selected by the Committee prior to or on the Determination Date. Participation in the Plan is on a Fiscal Year basis and in the sole discretion of the Committee. Thus, an Officer who is selected for participation in a given Fiscal Year is in no way guaranteed to be selected for participation in any subsequent Fiscal Year or Years.

5.         Determination of Awards

           5.1 Award Pool Funding: Prior to or on the Determination Date, the Committee, in its sole discretion, shall set a Performance Goal or Performance Goals for the Fiscal Year.
Achievement of the Performance Goal(s) will result in the creation of an actual pool called the Target Award Pool. At the same time, the Committee, in its sole discretion, also will specify a minimum funding threshold and a funding maximum, and the corresponding levels of Award pool funding.

           5.2 Prior to or on the Determination Date, the Committee, in its sole discretion, shall assign each Participant a target Award expressed as a percentage of Base Salary. The maximum percentage of Base Salary that may be assigned to any Participant is 100%.

           5.3 On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a payout table or formula for purposes of determining the Award (if any) payable to each Participant. Each payout formula or table shall (a) be in writing,
(b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant's target Award if the Performance Goals for the Fiscal Year are achieved, and (d) provide for an actual Award greater than or less than the Participant's target Award, depending upon the extent to which actual performance exceeds or falls below the Performance
Goals.

           5.4 After the end of each Fiscal Year, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Fiscal Year were achieved or exceeded. The actual Award for each Participant shall be determined by applying the payout formula or table to the level of actual performance which has been certified by the Committee.

           5.5 No Awards shall be paid to a Participant unless the Company or division, as the case may be, achieves at least its minimum Performance Goals for the Fiscal Year, as determined by the Committee pursuant to Section 5.1 of the Plan.

           5.6 The Committee, in its sole discretion, may reduce the Award for any Participant below that which otherwise would be payable in accordance with the Plan.

6.         Maximum Award Payable

           For any Fiscal Year, the maximum Award payable to any Participant under the Plan shall be $3,000,000.

7.         Payment of Award

           Payment of Awards will be made in cash or its equivalent, on or about April 1st following the completion of each Fiscal Year. Notwithstanding any contrary provision of the Plan, (a) if a Participant incurs a Termination of Employment prior to the end of a Fiscal Year, he or she shall not be entitled to the payment of an Award for such Fiscal Year, and (b) no provision of the Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. The Company shall withhold all applicable taxes required by law from any payment, including any federal, FICA, state and local taxes.

8.         Employment Rights

           Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or its Affiliated Companies or shall interfere with or restrict in any way the rights of the Participant's employer to discharge or change the terms of employment of any Participant at any time for any reason whatsoever, with or without cause.

9.         Effect upon Other Plans

           The adoption of the Plan shall not affect any other equity or other compensation or incentive plan in effect for the Company or any Affiliated Company, and the Plan shall not preclude the Company's Board of Directors from establishing any other forms of incentive compensation for Officers.

10.        Amendment, Suspension or Termination of the Plan

           The Board, in its sole discretion, may alter, amend, or terminate the Plan or any part thereof at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan's qualification under Code section 162(m) as "performance-based compensation", any such amendment shall be subject to stockholder approval.

11.        Effective Date

           The effective date of the Plan, as amended and restated, is March 21, 1995.





                            THE GAP, INC.
             Annual Meeting of Stockholders - May 23, 1995
          Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Donald G. Fisher, Robert J. Fisher and Anne B. Gust, or any of them, each with full power of substitution, as proxies to vote all shares of common stock of the The Gap, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 1995, and any postponements and adjournments thereof, on all matters properly coming before the meeting.

 IMPORTANT - This proxy must be signed and dated on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2, 3 AND 4, AND, WITH RESPECT TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES.




                                 THE GAP, INC.
      PLEASE MARK IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY


1.  Election of Directors, Nominees:                                 FOR ALL
    Adrian D. P. Bellamy, John G. Bowes, Millard S.   FOR  WITHHOLD  EXCEPT AS
    Drexler, Donald G. Fisher, Doris F. Fisher,                      LISTED
    Robert J. Fisher, Lucie J. Fjeldstad, William A.
    Hasler, John M. Lillie, Charles R. Schwab,
    Brooks Walker, Jr.

2.  Approval of the Employee Stock Purchase Plan.     FOR   AGAINST  ABSTAIN

3.  Approval of an amendment to the Executive         FOR   AGAINST  ABSTAIN
    Incentive Cash Award Plan.

4.  Ratify the appointment of Deloitte & Touche LLP   FOR   AGAINST  ABSTAIN
    as independent auditors.


Date:                   , 1995


(Signature)



(Signature)
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as Attorney, executor, administrator, trustee or guardian, please give full title as such.